EXHIBIT  21

SUBSIDIARIES  OF  CARDIOTECH  INTERNATIONAL,  INC.

State  or  Other  Jurisdiction  of:

Name
----

CardioTech  Acquisition  Corp

Catheter  and  Disposables  Technology,  Inc.

Incorporation  or  Organization
-------------------------------

Delaware,  USA


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